                                                                    Exhibit 12.2

                        Valor Communications Group, Inc.

          Pro Forma Computation of Ratios of Earnings to Fixed Charges

                             (dollars in thousands)


                                                                         --------------        --------------
                                                                              Year              Three Months
                                                                             Ended                 Ended
                                                                          December 31,            March 31,
                                                                              2003                  2004
                                                                         --------------        --------------
Fixed Charges as Defined:
Interest Expense
One third of non-cancelable lease rent
                                                                         --------------        --------------

Total fixed charges (A)
                                                                         --------------        --------------

Earnings as Defined:
Pretax income (loss)
  Less earnings from unconsolidated cellular partnerships
  Less interest capitalized
  Add amortization of capitalized interest
  Add distributed income from unconsolidated cellular partnerships
  Add fixed charges
                                                                         --------------        --------------

Total Earnings and fixed charges (B)
                                                                         --------------        --------------

Ratio of earnings to fixed charges (B/A)